Pursuant to Rule 424(b)(3)
Registration Number 333-136194

PROSPECTUS SUPPLEMENT No. 8

(TO PROSPECTUS DATED FEBRUARY 13, 2007)

11,500,000 Shares

TERRA NOVA FINANCIAL GROUP, INC.

COMMON STOCK

This prospectus supplement supplements the prospectus dated February 13, 2007 relating to the offer and sale by the selling stockholders identified in the prospectus of up to 11,500,000 shares of our common stock.

This prospectus supplement is qualified by reference to the prospectus except to the extent that the information in this prospectus supplement updates and supersedes the information contained in the prospectus dated February 13, 2007, including any supplements or amendments thereto.

Investing in the shares involves risks. See "Risk Factors" beginning on page 5 of the prospectus dated February 13, 2007.

The purpose of this supplement is to adjust the number of shares registered for resale for the one-for-ten reverse split of the Registrant's common stock that was effective August 1, 2007.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is August 23, 2007.

Shares Beneficially Owned Prior to Offering (1)
Common Shares other than Series E		Common Stock converted from Series E	Common	Shares Subject to	Beneficial Ownership	Number of Shares Offered	Shares Beneficially Owned After the Offering
Broker-dealers or affliates of broker-dealers (2)	Preferred	Preferred	Shares	Warrants	Percentage	Hereby	Number	Percent (3)
Carter Management Group LLC (11)	-	150,000	150,000	75,000	0.8%	73,929	151,387	0.56%

Mary Patricia Kane (5)	-	135,667	135,667	67,834	0.7%	66,865	136,922	0.50%

Mary Patricia Kane IRA (5)	-	35,000	35,000	17,500	0.2%	17,250	35,324	0.13%

Michael G. Nolan (5)	-	26,667	26,667	13,334	0.1%	13,143	26,914	0.10%

Bonanza Master Fund, Ltd. (31)	1,120,006	7,573,068	8,693,074	3,786,534	40.4%	3,732,385	8,763,104	28.36%

Common Shares other than Series E		Common Stock converted from Series E	Common	Shares Subject to	Beneficial Ownership	Number of Shares Offered	Shares Beneficially Owned After the Offering
Other Selling Shareholders (2)	Preferred	Preferred	Shares	Warrants	Percentage	Hereby	Number	Percent (3)
Edward Paul & Sally Anne Aaronson (7)	-	13,334	13,334	6,667	0.1%	6,572	13,457	0.05%

D Allen & D Allen Ttee, Allen Family Trust U/A DTD 02/04/2003 (7)	-	16,667	16,667	8,334	0.1%	8,215	16,821	0.06%

Arabella Group, LLC (8)	-	66,667	66,667	33,334	0.4%	32,858	67,284	0.25%

D Armstrong & J Armstrong Ttee, Armstrong Family Trust Investment Account (7)	-	34,000	34,000	17,000	0.2%	16,758	34,314	0.13%

David N. Baker	-	33,334	33,334	16,667	0.2%	16,429	33,642	0.12%

Bay Pond Investors (Bermuda) LP (6)	-	286,667	286,667	143,334	1.6%	141,286	289,318	1.06%

Bay Pond Partners, LP (6)	-	913,334	913,334	456,667	5.0%	450,143	921,780	3.34%

Louis G Bennett, Jr Ttee Louis G Bennett Jr Tr U/A DTD 06/11/1997 (7)	-	18,667	18,667	9,334	0.1%	9,200	18,840	0.07%

The Frost National Bank, FBO BFS US Special Opportunities Trust PLC, Trust No. W00118000 (9)	-	500,000	500,000	250,000	2.7%	246,429	504,624	1.84%

T. Scott Brooks (4)	1,500	7,334	8,834	3,667	0.0%	3,615	8,902	0.03%

Bushido Capital Master Fund, LP (10)	-	333,334	333,334	166,667	1.8%	164,286	336,416	1.23%

Charles T. Chrietzberg, Jr.	7,000	40,000	47,000	20,000	0.2%	19,715	47,370	0.17%

Northern California Bancorp, Inc. (30)	-	60,000	60,000	30,000	0.3%	29,572	60,555	0.22%

Martin J Cohen	8,000	10,000	18,000	5,000	0.1%	4,929	18,092	0.07%

Commissum Financial Services (12)	-	500,000	500,000	250,000	2.7%	246,429	504,624	1.84%

Core Fund, L.P. (13)	-	133,334	133,334	66,667	0.7%	65,715	134,567	0.50%

Common Shares other than Series E		Common Stock converted from Series E	Common	Shares Subject to	Beneficial Ownership	Number of Shares Offered	Shares Beneficially Owned After the Offering
Other Selling Shareholders (2)	Preferred	Preferred	Shares	Warrants	Percentage	Hereby	Number	Percent (3)
Corsair Capital Partners 100, L.P. (14)	-	27,334	27,334	13,667	0.2%	13,472	27,587	0.10%

Corsair Capital Investors, Ltd (14)	-	67,334	67,334	33,667	0.4%	33,186	67,957	0.25%

Corsair Capital Partners, L.P. (14)	-	572,000	572,000	286,000	3.1%	281,915	577,289	2.11%

Charles & Liz Dawson	6,667	4,000	10,667	2,000	0.0%	1,972	10,704	0.04%

Tony Felts	-	10,000	10,000	5,000	0.1%	4,929	10,092	0.04%

Kent D Fergusson Roth IRA (7)	-	41,334	41,334	20,667	0.2%	20,372	41,716	0.15%

WTC-CTF Unconventional Value Portfolio ((nominee: (Finwell & Co)) (6)	-	200,000	200,000	100,000	1.1%	98,572	201,849	0.74%

WTC-CIF Unconventional Value Portfolio ((nominee: (Finwell & Co)) (6)	-	200,000	200,000	100,000	1.1%	98,572	201,849	0.74%

Forest Hill Select Fund, LP (16)	-	1,446,667	1,446,667	723,334	7.8%	713,000	1,460,045	5.25%

Forest Hill Select Offshore, Ltd. (18)	-	886,667	886,667	443,334	4.8%	437,000	894,867	3.25%

Edward J Fotsch & Debra T Fotsch (7)	-	28,667	28,667	14,334	0.2%	14,129	28,932	0.11%

Gamma Opportunity Capital Partners, LP Class A (19)	-	166,667	166,667	83,334	0.9%	82,143	168,209	0.62%

Anna L Gillilan & Roderic W Gillilan (7)	-	18,000	18,000	9,000	0.1%	8,872	18,166	0.07%

Brian S. Gilmore	-	16,667	16,667	8,334	0.1%	8,215	16,821	0.06%

Dan A Hanson & Durene C Hanson Ttee Hanson Family Trust (7)	-	18,000	18,000	9,000	0.1%	8,872	18,166	0.07%

G Hanson & G Hanson Ttee Residual Trust Created under Last Will of Bernice M Hanson (7)	-	25,334	25,334	12,667	0.1%	12,486	25,568	0.09%

First Financial Fund, Inc. ((nominee: (Hare & Co)) (6)	-	466,667	466,667	233,334	2.6%	230,000	470,983	1.72%

Howell Family LP (20)	34,000	33,334	67,334	16,667	0.3%	16,429	67,642	0.25%

Claude Wayne Hudson IRA Rollover (7)	-	16,000	16,000	8,000	0.1%	7,886	16,148	0.06%

Iroquois Master Fund Ltd. (21)	-	166,667	166,667	83,334	0.9%	82,143	168,209	0.62%

J Caird Investors (Bermuda) LP (6)	-	666,667	666,667	333,334	3.6%	328,572	672,832	2.45%

J Caird Partners, LP (6)	-	600,000	600,000	300,000	3.3%	295,715	605,548	2.21%

Michael W. Jordan	75,976	33,334	109,310	16,667	0.5%	16,429	109,618	0.40%

Jerald G. Kallas	-	333,334	333,334	166,667	1.8%	164,286	336,416	1.23%

Common Shares other than Series E		Common Stock converted from Series E	Common	Shares Subject to	Beneficial Ownership	Number of Shares Offered	Shares Beneficially Owned After the Offering
Other Selling Shareholders (2)	Preferred	Preferred	Shares	Warrants	Percentage	Hereby	Number	Percent (3)
John and Michelle Kane	-	116,667	116,667	58,334	0.6%	57,500	117,746	0.43%

Marc Kaufman	45,730	10,000	55,730	5,000	0.2%	4,929	55,822	0.21%

William O Knight (7)	-	14,667	14,667	7,334	0.1%	7,229	14,803	0.05%

Peter D Kunoth Charles Schwab & Co Cust Kunoth Con Part PSP (7)	-	25,334	25,334	12,667	0.1%	12,486	25,568	0.09%

Sharron Y. Kuzma (4)	5,000	13,334	18,334	6,667	0.1%	6,572	18,457	0.07%

D Landa & D Landa Ttee Landa Family Trust U/A DTD 08/23/2003 (7)	-	36,667	36,667	18,334	0.2%	18,072	37,006	0.14%

Jacob & Sherry Landry	-	133,334	133,334	66,667	0.7%	65,715	134,567	0.50%

L. Zachary Landry	-	466,667	466,667	233,334	2.6%	230,000	470,983	1.72%

Liberty View Special Opportunities Fund, LP (22)	-	133,334	133,334	66,667	0.7%	65,715	134,567	0.50%

Liberty View Funds, LP (22)	-	266,667	266,667	133,334	1.5%	131,429	269,133	0.99%

Gregory J Loos & Stephanie P Loos (7)	-	13,334	13,334	6,667	0.1%	6,572	13,457	0.05%

James F Loos & Sherry Loos Ttee James F Loos, DDS, Pft Shg Plan (7)	-	32,667	32,667	16,334	0.2%	16,100	32,969	0.12%

Richard McCall Ttee Richard E McCall & Naomi Grace McCall Credit Shelter TR DTD 05/15/1975 (7)	-	17,334	17,334	8,667	0.1%	8,543	17,494	0.06%

Edmund H. Melhado	-	20,000	20,000	10,000	0.1%	9,858	20,185	0.07%

Richard Meltebeke (7)	-	19,334	19,334	9,667	0.1%	9,529	19,513	0.07%

Keith E Moe	-	200,000	200,000	100,000	1.1%	98,572	201,849	0.74%

Dale E. Moore	19,297	20,000	39,297	10,000	0.2%	9,858	39,482	0.15%

Dewey M. Moore (5)	290,506	166,667	457,173	83,334	2.0%	82,143	458,715	1.69%

Dewey M. Moore, Jr. & Jennifer S. Moore JTWROS (5)	128,729	80,000	208,729	40,000	0.9%	39,429	209,469	0.77%

Nite Capital LP (23)	-	166,667	166,667	83,334	0.9%	82,143	168,209	0.62%

Norland Holdings, LTD. (24)	-	16,667	16,667	8,334	0.1%	8,215	16,821	0.06%

Patrice O'Brien (7)	-	40,667	40,667	20,334	0.2%	20,043	41,043	0.15%

PAR Investment Partners, L.P. (25)	-	2,000,000	2,000,000	1,000,000	10.7%	985,715	2,018,494	7.18%

Andrew C. Park	-	16,667	16,667	8,334	0.1%	8,215	16,821	0.06%

Susan Platt (7)	-	13,334	13,334	6,667	0.1%	6,572	13,457	0.05%

John M. Porter	-	133,334	133,334	66,667	0.7%	65,715	134,567	0.50%

Common Shares other than Series E		Common Stock converted from Series E	Common	Shares Subject to	Beneficial Ownership	Number of Shares Offered	Shares Beneficially Owned After the Offering
Other Selling Shareholders (2)	Preferred	Preferred	Shares	Warrants	Percentage	Hereby	Number	Percent (3)
Mattox L Purvis Jr (7)	-	33,334	33,334	16,667	0.2%	16,429	33,642	0.12%

Robert L Raffety & Priscilla L Raffety (7)	-	22,667	22,667	11,334	0.1%	11,172	22,877	0.08%

Raging Capital Fund LP (26)	-	133,334	133,334	66,667	0.7%	65,715	134,567	0.50%

Richard K. Rainbolt (4)	34,323	20,000	54,323	10,000	0.2%	9,858	54,508	0.20%

The Frost National Bank, FBO Renaissance US Growth Investment Trust PLC, Trust No. W00740100 (9)	-	500,000	500,000	250,000	2.7%	246,429	504,624	1.84%

Terry D Rost & Kathy Rost Ttee Franchise Group Inc Defined Benefit Plan & Tr (7)	-	22,000	22,000	11,000	0.1%	10,843	22,203	0.08%

Sandor Capital Master Fund, L.P. (27)	-	350,000	350,000	175,000	1.9%	172,500	353,237	1.29%

R E Schlesinger & S Schlesinger Ttee Schlesinger Family Tr (7)	-	28,667	28,667	14,334	0.2%	14,129	28,932	0.11%

Mary Jane Shapiro	-	16,667	16,667	8,334	0.1%	8,215	16,821	0.06%

Bill F. Sims	-	20,000	20,000	10,000	0.1%	9,858	20,185	0.07%

Steven L. Sims	-	7,334	7,334	3,667	0.0%	3,615	7,402	0.03%

Bill F. Sims, Jr.	-	83,334	83,334	41,667	0.5%	41,072	84,105	0.31%

Sharon D Skipworth (7)	-	13,334	13,334	6,667	0.1%	6,572	13,457	0.05%

Smithfield Fiduciary LLC (28)	-	333,334	333,334	166,667	1.8%	164,286	336,416	1.23%

D Stalker & M Stalker Ttee Stalker Family Tr U/A DTD 10/02/1990 (7)	-	13,334	13,334	6,667	0.1%	6,572	13,457	0.05%

Robert Strougo	13,584	10,000	23,584	5,000	0.1%	4,929	23,676	0.09%

James M Clarke (15)	-	50,000	50,000	25,000	0.3%	24,643	50,357	0.19%

The Taifer Family Trust (15)	-	50,000	50,000	25,000	0.3%	24,643	50,357	0.19%

Joshua Teuber	-	33,334	33,334	16,667	0.2%	16,429	33,642	0.12%

Raymond G Thagard Ttee Raymond G Thagard Living Trust U/A DTD 07/25/1985 (7)	-	16,667	16,667	8,334	0.1%	8,215	16,821	0.06%

Trinity Resources LTD (29)	20,000	26,667	46,667	13,334	0.2%	13,143	46,914	0.17%

Trust D (for a portion of the assets of the Kodak Retirement Income Plan) (22)	-	266,667	266,667	133,334	1.5%	131,429	269,133	0.99%

Steve Hoadley	-	1,000	10,000	500	0.0%	493	10,009	0.04%

Adam & Heather Russo	-	1,000	10,000	500	0.0%	493	10,009	0.04%

Ray Burley	-	1,334	13,333	667	0.1%	658	13,345	0.05%

Andrew Wallin	-	1,334	13,333	667	0.1%	658	13,345	0.05%

Common Shares other than Series E		Common Stock converted from Series E	Common	Shares Subject to	Beneficial Ownership	Number of Shares Offered	Shares Beneficially Owned After the Offering
Other Selling Shareholders (2)	Preferred	Preferred	Shares	Warrants	Percentage	Hereby	Number	Percent (3)
Daniel Hatch	-	1,667	16,667	834	0.1%	822	16,683	0.06%

Hailiang Fu	-	2,000	20,000	1,000	0.1%	986	20,018	0.07%

Ronald Molnar	-	2,000	20,000	1,000	0.1%	986	20,018	0.07%

Don Ogilvie	-	2,000	20,000	1,000	0.1%	986	20,018	0.07%

Bob Strobel	-	2,000	20,000	1,000	0.1%	986	20,018	0.07%

Craig M. Gantar	-	2,600	26,000	1,300	0.1%	1,282	26,024	0.10%

Daniel Hernandez	-	3,000	30,000	1,500	0.1%	1,479	30,028	0.11%

Scott Tortorella	-	3,000	30,000	1,500	0.1%	1,479	30,028	0.11%

Craig Bradley	-	3,334	33,333	1,667	0.1%	1,643	33,364	0.12%

Sean Fitzgerald	-	3,334	33,333	1,667	0.1%	1,643	33,364	0.12%

Scott Chon	-	4,000	40,000	2,000	0.2%	1,972	40,037	0.15%

Chris Hartman	-	4,000	40,000	2,000	0.2%	1,972	40,037	0.15%

Jagruti Patel	-	4,000	40,000	2,000	0.2%	1,972	40,037	0.15%

Bill Janes	-	4,667	46,667	2,334	0.2%	2,300	46,710	0.17%

Tom Niedzielak	-	4,667	46,667	2,334	0.2%	2,300	46,710	0.17%

Michael Goetsch	-	5,000	50,000	2,500	0.2%	2,465	50,046	0.18%

Peter Delaney	-	5,334	53,333	2,667	0.2%	2,629	53,382	0.20%

Rick Nelson Roth IRA	-	6,000	60,000	3,000	0.2%	2,958	60,055	0.22%

Danny L. Bordelon	-	6,667	66,667	3,334	0.3%	3,286	66,729	0.25%

Timothy Lenon	-	6,667	66,667	3,334	0.3%	3,286	66,729	0.25%

Kevin Ott	-	6,667	66,667	3,334	0.3%	3,286	66,729	0.25%

Nita Patel	-	6,667	66,667	3,334	0.3%	3,286	66,729	0.25%

James Viravec	-	6,667	66,667	3,334	0.3%	3,286	66,729	0.25%

Behruz Afshar	-	7,000	70,000	3,500	0.3%	3,450	70,065	0.26%

Alberto Aldana	-	8,000	80,000	4,000	0.3%	3,943	80,074	0.30%

Brian Jones	-	10,000	100,000	5,000	0.4%	4,929	100,092	0.37%

Common Shares other than Series E		Common Stock converted from Series E	Common	Shares Subject to	Beneficial Ownership	Number of Shares Offered	Shares Beneficially Owned After the Offering
Other Selling Shareholders (2)	Preferred	Preferred	Shares	Warrants	Percentage	Hereby	Number	Percent (3)
Mike McWatters	-	10,000	100,000	5,000	0.4%	4,929	100,092	0.37%

Chad McPeak	-	12,000	120,000	6,000	0.5%	5,915	120,111	0.44%

James Besarany	-	13,334	133,333	6,667	0.5%	6,572	133,456	0.49%

Mathews C. Wilkinson	-	16,667	166,667	8,334	0.6%	8,215	166,821	0.62%

Total	1,810,318	23,333,372	26,742,083	11,666,706		11,500,000	26,908,785

(1)	Beneficial ownership has been determined subject to the Rules of the SEC, but in this column, only actual outstanding shares of common stock are listed that are known to us.
(2)	Information concerning the selling security holders may change from time to time. Any such changed information will be set forth in amendments or supplements to this prospectus, if and when required.
(3)	Assumes all of shares offered by the above selling stockholder are sold.
(4)	Sharron Kuzma is a former executive officer. Scott Brooks is a former executive officer and a director. Richard Rainbolt is an executive officer.
(5)	Dewey M. Moore, Jr. was an affiliate of RushTrade Securities, Inc. a broker/dealer until August 1, 2006. Michael Nolan and Mary Patricia Kane are affiliates of Terra Nova Trading a broker/dealer.
(6)	Wellington Management Company, LLP ("Wellington") is an investment adviser registered under the Investment Advisers Act of 1940, as amended. Wellington, in such capacity, may be deemed to share beneficial ownership over the shares held by its client accounts. The Company has been informed that voting and dispositive powers are held by Julie A. Jenkins, Vice President and counsel, Wellington Management Company, LLP.
(7)	The Company has been informed that voting and dispositive powers are held by Michael C. Stalker, Owner, MCS Financial Advisors.
(8)	The Company has been informed that voting and dispositive powers are held by Zachary Landry, Managing Director.
(9)	The Company has been informed that voting and dispositive powers are held by Russell Cleveland, President, Renn Capital Group, Inc.
(10)	The Company has been informed that voting and dispositive powers are held by Christopher Rossman, Managing Director.
(11)	The Company has been informed that voting and dispositive powers are held by John C. Lipman, Managing Member.
(12)	The Company has been informed that voting and dispositive powers are held by Tom Ihrke, General Partner.

(13)	The Company has been informed that voting and dispositive powers are held by Davis N. Baker, Managing Principal.
(14)	The Company has been informed that voting and dispositive powers are held by Jay Petschak, Managing Member.
(15)	Represent a transfer from Tahoe Capital LLC
(16)	The Company has been informed that voting and dispositive powers are held by Mark Lee, Manager.
(17)	The Company has been informed that voting and dispositive powers are held by Stephen J. Wilensky, Trustee.
(18)	The Company has been informed that voting and dispositive powers are held by J. Brizzoara, General Counsel.
(19)	The Company has been informed that voting and dispositive powers are held by Jonathan P. Knight, President/Director.
(20)	The Company has been informed that voting and dispositive powers are held by Charles D. Howell, Trustee.
(21)	The Company has been informed that voting and dispositive powers are held by John Silverman.
(22)	The Company has been informed that voting and dispositive powers are held by Steven S. Rogers.
(23)	The Company has been informed that voting and dispositive powers are held by Keith Goodman, Manager.
(24)	The Company has been informed that voting and dispositive powers are held by William B. Wachtel, President.
(25)	The Company has been informed that voting and dispositive powers are held by Gina DiMento, Chief Legal Officer and Vice President.
(26)	The Company has been informed that voting and dispositive powers are held by William C. Martin, Chairman.
(27)	The Company has been informed that voting and dispositive powers are held by John S. Lamak, General Partner.
(28)	The Company has been informed that voting and dispositive powers are held by Adam C. Chill.
(29)	The Company has been informed that voting and dispositive powers are held by Jim Hildenbrand, President.
(30)	The Company has been informed that voting and dispositive powers are held by Bruce N. Warner, Executive Vice President.
(31)	Bonanza Master Fund, Ltd. is a Texas Limited Partnership. The Company has been informed that voting and dispositive powers are held by Bernay Box.